News Release

Contacts:

Media	Investor Relations
Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

HONEYWELL FIRST QUARTER SALES UP 7% TO $9.3 BILLION;

AND EARNINGS UP 18% TO $1.04 PER SHARE

•	Higher Than Expected Organic Sales, Segment Margin And EPS – Broad Based Overdrive
•	6% Organic Growth Reflects New Products and Technologies, Geographic Expansion
•	Raising 2012 Proforma EPS Guidance to $4.35 – $4.55, Up From $4.25 - $4.50

MORRIS TOWNSHIP, N.J., April 20, 2012 -- Honeywell (NYSE: HON) today announced its results for the first quarter of 2012:

Total Honeywell
($ Millions, except Earnings Per Share)	1Q 2011	1Q 2012	% Change
Sales	8,672	9,307	7%

Earnings Per Share from Continuing Operations	$0.86	$1.04	21%
Earnings Per Share	$0.88	$1.04	18%

Cash Flow from Operations	(443)	196	N/A
Free Cash Flow*	446	300	(33%)

* Free Cash Flow (cash flow from operations less capital expenditures) prior to cash pension contributions

“Honeywell had a terrific start to the year highlighted by higher than expected organic sales, 70 basis points of margin expansion, and strong double-digit earnings growth,” said Honeywell Chairman and Chief Executive Officer Dave Cote. “We’ve seen good momentum in the U.S. and our key high growth regions, which is more than offsetting softness in Europe impacting our short-cycle businesses. Our long-cycle businesses, namely commercial aerospace and UOP, had particularly strong growth, overdriving expectations in the quarter. As a result of our strong first quarter and continued favorable outlook for our major markets, we’re raising our 2012 earnings per share outlook. Our continued seed planting, coupled with great positions in good industries and the Five Initiatives – growth, productivity, cash, people, and our enablers - will remain the keys to our continued outperformance in 2012 and over the long-term.”

Q1 Results - 2

The company is updating its full-year 2012 sales and EPS guidance and now expects:

Full Year Guidance
	2012	2012	% Change
	Prior Guidance	Revised Guidance	vs. 2011
Sales	$37.8 - 38.9B	$38.0 - 38.6B	4% - 6%

Earnings Per Share from Continuing Operations[1]	$4.25 - $4.50	$4.35 - $4.55	9% - 14%
Earnings Per Share[2]	$4.25 - $4.50	$4.35 - $4.55	7% - 12%

Free Cash Flow[3]	~$3.5B	~$3.5B	~100% conversion

1. Proforma (Ongoing Operations); V% Excludes Any Mark-to-Market Pension Adjustments and Excludes 3Q11 Repo and Other Actions Funded by CPG Gain (in Disc. Ops)
2. Proforma, V% Excludes Any Mark-to-Market Pension Adjustments
3. Free Cash Flow (Cash Flow from Operations Less Capital Expenditures) Prior to Any NARCO Related Payments and Cash Pension Contributions

First Quarter Segment Performance

Aerospace
($ Millions)	1Q 2011	1Q 2012	% Change
Sales	2,696	2,950	9%
Segment Profit	467	534	14%
Segment Margin	17.3%	18.1%	80 bps

•	Sales were up 9% compared with the first quarter of 2011. Organic growth was 8% which was primarily driven by an 18% increase in our Commercial end markets, partially offset by lower services revenue in Defense and Space. Commercial OE sales were up 22%, or 18% organic excluding the impact of the EMS acquisition. Commercial aftermarket sales were up 16% with growth in both spares and R&O.
•	Segment profit was up 14% and segment margin increased 80 bps to 18.1%, primarily due to strong commercial aftermarket volume and productivity, net of inflation and higher investments in R&D.
Automation and Control Solutions
($ Millions)	1Q 2011	1Q 2012	% Change
Sales	3,656	3,788	4%
Segment Profit	459	491	7%
Segment Margin	12.6%	13.0%	40 bps

•	Sales were up 4%, 3% organic, compared with the first quarter of 2011 driven by growth in Process Solutions and Building Solutions and Distribution, partially offset by a modest (1%) organic decline in Energy, Safety and Security as a result of market headwinds in several of our short cycle businesses. ACS continues to benefit from new product introductions, geographic expansion, and favorable macro trends such as safety, security, and energy efficiency.

- MORE -

Q1 Results - 3

•	Segment profit was up 7% and segment margins were up 40 bps to 13.0% driven by productivity benefits net of inflation, and the absence of prior year dilution from acquisitions.

Performance Materials and Technologies
($ Millions)	1Q 2011	1Q 2012	% Change
Sales	1,355	1,615	19%
Segment Profit	284	319	12%
Segment Margin	21.0%	19.8%	(120) bps

•	Sales were up 19%, 12% organic, compared with the first quarter of 2011, resulting from strong UOP catalyst and licensing sales, the phenol plant acquisition, and strong volumes in Resins & Chemicals, offsetting softer demand in Asia and Europe in Specialty Products and the impact of unfavorable pricing due to more challenging global supply conditions in Fluorines. Demand for UOP technology offerings and services remained strong with new orders up over 50%.
•	Segment profit was up 12% due to higher volumes, partially offset by continued investment to support growth in the business. Segment margin decreased (120) bps to 19.8%, primarily due to the dilutive impact of the phenol plant acquisition. This is better than expected performance due to less price/raws headwinds than originally planned.

Transportation Systems
($ Millions)	1Q 2011	1Q 2012	% Change
Sales	965	954	(1%)
Segment Profit	118	120	2%
Segment Margin	12.2%	12.6%	40 bps

•	Sales were down (1%), but up 1% on an organic basis, compared with the first quarter of 2011, due to new business launches and higher diesel penetration, partially offset by lower European vehicle production and aftermarket sales volume.
•	Segment profit was up 2% and segment margins increased 40 bps to 12.6% primarily driven by productivity gains including benefits from prior period restructuring actions.

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EDT. To participate, please dial (631) 291-4830 a few minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s investor conference call. The live webcast of the investor call will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can access a replay of the conference call from 12:30 p.m. EDT, April 20, until midnight, April 27, by dialing (404) 537-3406. The access code is 65469116.

- MORE -

Q1 Results - 4

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

Q1’12 Results - 5

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended March 31,

	2012	2011

Product sales	$7,377	$6,813
Service sales	1,930	1,859

Net sales	9,307	8,672

Costs, expenses and other
Cost of products sold (A)	5,571	5,194
Cost of services sold (A)	1,309	1,230

	6,880	6,424
Selling, general and administrative expenses (A)	1,231	1,232
Other (income) expense	(15)	(29)
Interest and other financial charges	89	99

	8,185	7,726

Income from continuing operations before taxes	1,122	946
Tax expense	297	256

Income from continuing operations after taxes	825	690

Income from discontinued operations after taxes	—	18

Net income	825	708

Less: Net income attributable to the noncontrolling interest	2	3

Net income attributable to Honeywell	$823	$705

Amounts attributable to Honeywell:
Income from continuing operations less net income attributable to the noncontrolling interest	823	687
Income from discontinued operations	—	18

Net income attributable to Honeywell	$823	$705

Earnings per share of common stock - basic:
Income from continuing operations	1.06	0.87
Income from discontinued operations	—	0.03

Net income attributable to Honeywell	$1.06	$0.90

Earnings per share of common stock - assuming dilution:
Income from continuing operations	1.04	0.86
Income from discontinued operations	—	0.02

Net income attributable to Honeywell	$1.04	$0.88

Weighted average number of shares outstanding-basic	777.3	785.5

Weighted average number of shares outstanding - assuming dilution	788.1	797.7

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other post-retirement expense, and stock compensation expense.

Q1’12 Results - 6

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,

Net Sales	2012	2011

Aerospace	$2,950	$2,696

Automation and Control Solutions	3,788	3,656

Performance Materials and Technologies	1,615	1,355

Transportation Systems	954	965

Corporate	—	—

Total	$9,307	$8,672

Reconciliation of Segment Profit to Income From Continuing Operations Before Taxes

	Three Months Ended March 31,

Segment Profit	2012	2011

Aerospace	$534	$467

Automation and Control Solutions	491	459

Performance Materials and Technologies	319	284

Transportation Systems	120	118

Corporate	(49)	(68)

Total Segment Profit	1,415	1,260

Other income/(expense) (A)	5	20
Interest and other financial charges	(89)	(99)
Stock compensation expense (B)	(51)	(49)
Pension ongoing expense (B)	(13)	(35)
Other postretirement income/(expense) (B)	(23)	(18)
Repositioning and other charges (B)	(122)	(133)

Income from continuing operations before taxes	$1,122	$946

(A)	Equity income/(loss) of affiliated companies is included in Segment Profit.

(B)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q1’12 Results - 7

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	March 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$3,988	$3,698
Accounts, notes and other receivables	7,268	7,228
Inventories	4,368	4,264
Deferred income taxes	428	460
Investments and other current assets	501	484

Total current assets	16,553	16,134

Investments and long-term receivables	533	494
Property, plant and equipment - net	4,814	4,804
Goodwill	11,910	11,858
Other intangible assets - net	2,420	2,477
Insurance recoveries for asbestos related liabilities	680	709
Deferred income taxes	2,061	2,132
Other assets	1,399	1,200

Total assets	$40,370	$39,808

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$4,535	$4,738
Short-term borrowings	69	60
Commercial paper	948	599
Current maturities of long-term debt	615	15
Accrued liabilities	6,499	6,863

Total current liabilities	12,666	12,275

Long-term debt	6,269	6,881
Deferred income taxes	707	676
Postretirement benefit obligations other than pensions	1,400	1,417
Asbestos related liabilities	1,509	1,499
Other liabilities	5,977	6,158
Shareowners’ equity	11,842	10,902

Total liabilities and shareowners’ equity	$40,370	$39,808

Q1’12 Results - 8

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,

	2012	2011

Cash flows from operating activities:
Net income attributable to Honeywell	$823	$705
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation and amortization	230	242
Gain on sale of non-strategic businesses and assets	—	(44)
Repositioning and other charges	122	133
Net payments for repositioning and other charges	(104)	(109)
Pension and other postretirement expense	36	54
Pension and other postretirement benefit payments	(289)	(1,050)
Stock compensation expense	51	49
Deferred income taxes	132	68
Excess tax benefits from share based payment arrangements	(12)	(13)
Other	(7)	108
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(40)	(172)
Inventories	(108)	(330)
Other current assets	(28)	(14)
Accounts payable	(203)	(4)
Accrued liabilities	(407)	(66)

Net cash provided by/(used for) operating activities	196	(443)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(152)	(124)
Proceeds from disposals of property, plant and equipment	1	1
Increase in investments	(84)	(164)
Decrease in investments	92	62
Cash paid for acquisitions, net of cash acquired	(1)	(7)
Proceeds from sales of businesses, net of fees paid	—	217
Other	22	31

Net cash (used for)/provided by investing activities	(122)	16

Cash flows from financing activities:
Net increase in commercial paper	349	1
Net increase/(decrease) in short-term borrowings	7	(9)
Proceeds from issuance of common stock	90	101
Proceeds from issuance of long-term debt	2	1,381
Payments of long-term debt	—	(437)
Excess tax benefits from share based payment arrangements	12	13
Cash dividends paid	(291)	(264)

Net cash provided by financing activities	169	786

Effect of foreign exchange rate changes on cash and cash equivalents	47	67

Net increase in cash and cash equivalents	290	426
Cash and cash equivalents at beginning of period	3,698	2,650

Cash and cash equivalents at end of period	$3,988	$3,076

Q1’12 Results - 9

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow, Prior to Pension Cash Contributions (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,

	2012	2011

Cash provided by operating activities	$196	$(443)

Expenditures for property, plant and equipment	(152)	(124)

Free cash flow	$44	$(567)

Pension cash contributions	256	1,013

Free cash flow, prior to pension cash contributions	$300	$446

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, repay debt obligations prior to their maturities, or make cash pension contributions. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q1’12 Results - 10

Honeywell International Inc.
Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Mark-to-Market Pension Adjustments
and Third Quarter 2011 Repositioning and Other Actions Funded by CPG Gain

2011

EPS - continuing operations assuming dilution	$2.35

Mark-to-market pension adjustment	$1.44

EPS - continuing operations assuming dilution, excluding mark-to-market pension adjustment	$3.79

Third quarter 2011 repositioning and other actions funded by CPG gain	$0.22

EPS - continuing operations assuming dilution, excluding mark-to-market pension adjustment and third quarter 2011 repositioning and other actions funded by CPG gain	$4.01

2011

EPS - Total Honeywell assuming dilution	$2.61

Mark-to-market pension adjustment	$1.44

EPS - Total Honeywell assuming dilution, excluding mark-to-market pension adjustment	$4.05

We believe EPS, excluding mark-to-market pension expense and third quarter 2011 repositioning and other actions funded by CPG gain, is a metric that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

EPS utilizes weighted average shares outstanding of 791.6 million and the effective tax rate for the period. Mark-to-market uses a blended tax rate of 36.9%.